Exhibit 99.2

NEWS RELEASE
GP Strategies Acquires TTi Global
Setting the Stage to Capitalize on Key Market Trends in Global Automotive Industry

Columbia, MD. December 5, 2018 - Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) announced that it has acquired TTi Global, a provider of training, staffing, research and consulting solutions to the global automotive industry and other key sectors. This acquisition significantly enhances GP Strategies' service offerings and customer base in the automotive industry, adding service training and multiple new markets, customer relationships and capabilities.

TTi Global highlights include:

•	Founded in 1976 and headquartered in Bloomfield Hills, Michigan

•	Operates globally with offices in Australia, Brazil, Chile, China, India, Japan, Mexico, Peru, South Africa, Thailand, The Philippines, United Arab Emirates, United Kingdom and the United States

•	Offers a wide range of services, including technical and non-technical training, staff augmentation services and global research consulting

•	Annual revenues of over $50 million expected

"The TTi acquisition is an important step in our progress towards the financial goals set forth in our previously disclosed long-term strategic plan, and most importantly putting GP Strategies back on a growth track," stated Scott N. Greenberg, Chief Executive Officer of GP Strategies. “This acquisition is directly aligned with our strategy of accelerating growth in the automotive industry, a large market with significant growth potential for our business."

“The addition of TTi Global enhances GP Strategies’ global platform as a comprehensive training provider, providing us with greater scale and depth of services to capitalize on global training opportunities,” stated Adam H. Stedham, President of GP Strategies. “This acquisition will deliver immediate benefits to GP Strategies, giving us the ability to provide complete training services for dealership sales and service staff, as well as increased capability across Asia and Latin America in both automotive and non-automotive markets. In addition, this acquisition adds staff augmentation as a new service line for GP Strategies, allowing us to serve our clients’ staffing needs. As clients continue to look for ways to transform their business and enhance customer experience, we are now better positioned to help them on that journey."

"The opportunity to join GP Strategies is exciting," said Lori Blaker, President & Chief Executive Officer of TTi Global. "Our shared expertise and experience in the automotive industry will enable us to broaden and deepen the value we deliver to our clients. Our combined leadership enhances our ability to serve as an automotive strategic partner."

Investor Webcast and Conference Call
GP Strategies has scheduled an investor webcast and conference call for Thursday, December 6, 2018 at 9:00 a.m. Eastern Time. Prepared remarks providing an overview of the TTi Global acquisition will be followed by a question and answer period with GP Strategies’ executive management team.

The conference call may be accessed via webcast at:
https://services.choruscall.com/links/gpx181206.html or by calling +1 (833) 535-2204 within the US, or +1 (412) 902-6747 internationally, and requesting the “GP Strategies Conference.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10126811.
About TTi Global
TTi Global provides staffing, learning, research and consulting solutions to industries across various sectors with automotive as a core focus. TTi Global oversees operations on six continents with offices spanning the globe. With a staff of over 1,100 employees in international operations, they offer a wide range of services, tailor made to drive business goals, including business consulting, research, staffing, workforce development and learning solutions. TTi Global world headquarters are in Bloomfield Hills, Michigan.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, digital learning strategies and solutions, management consulting, and engineering services. GP Strategies' solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting, and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers.

Forward Looking Statement
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2018 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.
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C O N T A C T S:

Scott N. Greenberg	Michael R. Dugan	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9640	443-367-9627	443-367-9925

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